Exhibit 7.14

MAXEON SOLAR TECHNOLOGIES, LTD.

SECURITIES PURCHASE AGREEMENT

MAY 30, 2024

MAXEON SOLAR TECHNOLOGIES, LTD.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of May 30, 2024, by and between Maxeon Solar Technologies, Ltd., a company incorporated in Singapore with company registration number 201934268H (the “Company”), and Zhonghuan Singapore Investment and Development Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore with company registration number 201939428H (the “Investor”).

WHEREAS, the Investor is a shareholder of the Company and is a party to that certain Shareholders Agreement, dated as of August 26, 2020, by and among the Investor, the Company, TotalEnergies Solar INTL SAS and TotalEnergies Gaz Electricité Holdings France SAS (as amended or supplemented from time to time, the “Shareholders Agreement”);

WHEREAS, the Investor is the holder of $207,000,000 principal amount (representing the entire principal amount outstanding) of the Company’s 7.50% Convertible First Lien Senior Secured Notes due 2027 (such notes, as may be amended and/or supplemented from time to time (the “Existing First Lien Notes”), issued pursuant to the indenture dated as of August 17, 2022, as amended and/or supplemented from time to time prior to the date hereof, among the Company, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as indenture trustee, and DB Trustees (Hong Kong) Limited, as the collateral trustee;

WHEREAS, on or about the date hereof, the Company and the Investor entered into or will enter into a convertible notes purchase agreement (as may be amended or supplemented from time to time, the “Bridge NPA”) pursuant to which the Company agrees to issue and sell and the Investor agrees to purchase, upon delivery of a written notice from the Company, an aggregate of US$25 million in principal amount of additional Existing First Lien Notes, in accordance with and subject to the terms and conditions set forth therein (the “Additional Existing First Lien Notes”);

WHEREAS, after the date hereof, the Company and the Investor intend to enter into a forward purchase agreement (as may be amended or supplemented from time to time, the “FPA”) pursuant to which the Company would agree to issue and sell and the Investor would agree to purchase, following receipt of certain governmental approvals, a certain amount of ordinary shares, with no par value, of the Company (the “ordinary shares”), in accordance with and subject to the terms and conditions set forth therein (the “Forward Purchase Share Sale”);

WHEREAS, the Investor desires to purchase from the Company, and the Company desires to issue and sell to the Investor, an aggregate of $97,500,000 in principal amount of 9.00% Convertible First Lien Senior Secured Notes due 2029 (“New First Lien Notes”), to be issued in accordance with the terms and conditions of an indenture (the “New First Lien Notes Indenture”), to be dated as of the date of the Closing (as defined below), among the Company, the Guarantors (as defined below), Deutsche Bank Trust Company Americas, a New York Banking Corporation, as trustee, as trustee (the “Trustee”), DB Trustees (Hong Kong) Limited, as the collateral trustee (“Collateral Trustee”) and, solely with respect to the Philippine collateral, Rizal Commercial Banking Corporation – Trust and Investment Group as supplemental collateral trustee;

WHEREAS, of the New First Lien Notes to be acquired by the Investor at the Closing, $25,000,000 principal amount of such New First Lien Notes shall be issued in exchange for the Additional Existing First Lien Notes being issued to the Investor pursuant to the Bridge NPA, $70,000,000 principal amount of such New First Lien Notes shall be purchased by the Investor for cash and $2,500,000 principal amount of such New First Lien Notes shall be issued to the Investor as reimbursement for certain fees paid by the Investor on behalf of the Company to a global consulting firm for services rendered;

WHEREAS, the payment of principal of, premium, if any, and interest on the New First Lien Notes will be fully and unconditionally guaranteed on a senior secured basis, jointly and severally by the entities listed on the signature pages hereof as “Guarantors” (collectively, the “Guarantors”);

WHEREAS, to secure their respective obligations under the New First Lien Notes Indenture and the New First Lien Notes, the Company and/or the Guarantors, as applicable, will enter into, on the date of the Closing or such other later date as set forth in the New First Lien Notes Indenture one or more security agreements, pledge agreements, collateral assignments, joinders or other grants or transfers, or other customary secured transaction documentation set forth in the New First Lien Notes Indenture (together with any ancillary documentation required in order to give effect to the foregoing security documentation, the “Security Documents”) with respect to the collateral (the “Collateral”) described in the Security Documents;

WHEREAS, in connection with, and in consideration for, the Investor’s entry into this Agreement and to induce the Investor to enter into the FPA, the Company desires to issue to the Investor, for no additional consideration, on the date of the closing of the Company’s exchange of substantially all of its Existing 6.50% Green Convertible Senior Notes due 2025, including accrued and unpaid interest thereon, for new Convertible Second Lien Senior Secured Notes due 2028 of the Company, a warrant granting the Investor the right to purchase, under certain circumstances, ordinary shares of the Company at an exercise price of $0.01 per share (subject to adjustment as set forth therein), in the form attached hereto as Exhibit A (the “Warrant” and, together with the New First Lien Notes, the “Securities”); and

WHEREAS, the Company and the Investor desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.         Purchase and Sale of New First Lien Notes.

1.1   Sale and Issuance of New First Lien Notes. Upon the terms and subject to the conditions of this Agreement, (i) the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, at the Closing as described in Section 1.2 below, New First Lien Notes in an aggregate principal amount equal to US$97,500,000, for the aggregate purchase price of US$97,500,000 (the “Purchase Price”), which consists of (x) US$70,000,000 to be paid by the Investor in the form of cash consideration (the “Cash Purchase Price”) for its purchase of US$70,000,000 principal amount of New First Lien Notes, (y) US$25,000,000 in aggregate principal amount of Additional Existing First Lien Notes to be tendered by the Investor to the Company in exchange for US$25,000,000 principal amount of New First Lien Notes and (z) US$2,500,000, which amount is being paid by the Investor on behalf of the Company to a global consulting firm for services rendered on or prior to the date hereof, as consideration for the Investor’s purchase of US$2,500,000 aggregate principal amount of New First Lien Notes and (ii) the Company agrees to issue the Warrant to the Investor on the Closing Date for no additional consideration.

1.2    Closing. The purchase and sale of the New First Lien Notes and the exchange of Additional Existing First Lien Notes for New First Lien Notes shall take place remotely via the exchanges of documents and signatures promptly upon, and subject to, the satisfaction (or waiver by the applicable party in its sole discretion) of the conditions set forth in Exhibit C or such other time as the Company and the Investor may agree in writing (such time, the “Closing”). At the Closing, the Investor shall make payment of the Cash Purchase Price by wire transfer in immediately available funds to the account of the Company set forth on Exhibit B hereto and shall transfer its Additional Existing First Lien Notes to the Company, in each case against delivery to the Investor from the Trustee of a physical note in definitive form evidencing the New First Lien Notes, registered in the name of the Investor, or in such nominee name(s) as designated by the Investor. At the Closing, the Company shall pay all accrued and unpaid interest on the Additional Existing First Lien Notes for the period from the issuance of such Additional Existing First Lien Notes through the Closing Date by wire transfer in immediately available funds to the account of the Investor set forth on Exhibit B hereto.

2.        Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to the Investor that as of the date hereof and as of the date of the Closing:

2.1    Organization, Good Standing and Qualification. Each of the Company and the Guarantors has been (i) duly organized and is validly existing and (if applicable) in good standing under the laws of its jurisdiction, with power and authority (corporate and other) to own its properties and conduct its business as described in the documents filed or furnished by the Company (the “Public Filings”) with the Securities and Exchange Commission (the “Commission”) prior to the date of this Agreement, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (or the applicable equivalent thereof, if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (A) the business, properties, financial condition, assets, liabilities, prospects or results of operations of the Company and the Guarantors, taken as a whole or (B) the ability of the Company to comply with this Agreement (a “Material Adverse Effect”).

2.2    Corporate Power; Authorization of this Agreement. Each of the Company and the Guarantors has all requisite corporate power and authority, and has taken all requisite corporate action necessary to execute and deliver this Agreement, to sell and issue the Securities and to perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Company and the Guarantors and constitutes a valid and legally binding agreement of each of the Company and the Guarantors, enforceable against each of the Company and each the Guarantors in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3    Authorization of Indenture. The New First Lien Notes Indenture has been duly authorized by the Company and each Guarantor and, when duly executed and delivered at the Closing by the Company, each Guarantor, the Trustee and the Collateral Trustee, the New First Lien Notes Indenture will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.4    Authorization of the Notes. The New First Lien Notes have been duly authorized for issuance and sale by the Company, and, at the Closing, will have been duly executed by the Company and, when issued and delivered in the manner provided for in the New First Lien Notes Indenture and delivered against payment of the Purchase Price as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5   Authorization of the Warrants. The Warrants have been duly authorized for issuance and sale by the Company, and, at the Closing, will have been duly executed by the Company and, when issued and delivered in the manner provided for in this Agreement and the Warrant, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.6    Authorization of the Underlying Ordinary Shares. Assuming, for these purposes, that (i) all the Securities are converted or exercised, as applicable, by the Investor and (ii), in the case of the New First Lien Notes, such conversion is settled solely by the delivery of ordinary shares at the Maximum Conversion Rate (as defined below), when such ordinary shares are issued and delivered upon or exercise, as applicable, of such Securities in accordance with the New First Lien Notes Indenture or the Warrant, as applicable, such ordinary shares will be validly issued, fully paid and non-assessable and will be free of any liens, encumbrances, or restrictions on transfer other than liens, encumbrances, or restrictions on transfer under the Shareholders Agreement, under the constitutional documents of the Company, under applicable state and federal securities laws or as contemplated hereby. For the purpose of this provision, the term “non-assessable” (a term which has no recognized meaning under Singapore law) in relation to the ordinary shares to be issued means that holders of such ordinary shares, having fully paid up all amounts due on such ordinary shares (if any), are under no further personal liability to make payments to the Company or its creditors or contribute to the assets or liabilities of the Company in their capacities purely as holders of such ordinary shares. “Maximum Conversion Rate” means, with respect to the New First Lien Notes, the Conversion Rate (as defined in the New First Lien Notes Indenture) plus the maximum increase thereto in connection with a Make-Whole Event (as defined in the New First Lien Notes Indenture).

2.7    Regulatory and Other Authorizations. None of the execution, delivery or performance of this Agreement by the Company, the issuance of the New First Lien Notes or the consummation by the Company of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any U.S. or foreign governmental authority by the Company or any subsidiary of the Company or any of their respective properties or assets.

2.8    Accuracy of Public Disclosure. The Public Filings, at the time they were filed or furnished with the Commission, complied in all material respects with the requirements of the Securities Act of 1933 (the “Securities Act”), as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as applicable, and, when considered together with any amendment or supplement thereto (if applicable), did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.9   Security Documents. Each of the Security Documents to be executed and delivered at the Closing has been duly authorized by the Company and/or the applicable Guarantor, as appropriate, and, when executed and delivered by the Company and/or the applicable Guarantor, will constitute a legal and binding agreement of the Company and/or the applicable Guarantor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Security Documents, when executed and delivered pursuant to the terms of New First Lien Notes Indenture, will create in favor of the Trustee and the Collateral Trustee for the benefit of the holders of the New First Lien Notes, valid and enforceable security interests in and liens on the Collateral and, upon the completion of the requisite registrations, recordings, notations and filings, or execution of the requisite control agreements, as applicable, in the relevant jurisdictions and subject to applicable law, in each case as further described in the relevant Security Documents, will to the extent required by the terms of the Security Documents create in favor of the Trustee and the Collateral Trustee for the benefit of the holders of the New First Lien Notes perfected security interests and liens in the relevant Collateral.

2.10   Capitalization. Except for the 54,876,005 ordinary shares issued and outstanding as of the date of this Agreement, there are no other securities of any class or series in the capital of the Company outstanding. Except as set forth in Schedule 2.10 hereof, as of the date of this agreement, there are no options, warrants, convertible securities or other rights, agreements or commitments requiring or which may require the issuance or sale by the Company or any of its subsidiaries of any securities of the Company, the Guarantors, or any of their respective subsidiaries, save for the automatic annual increase mechanism equal to five and a half percent in fiscal 2024 and three percent for each fiscal year thereafter of the number of outstanding Ordinary Shares on the last day of the immediately preceding fiscal year or by such number determined by the board of directors of the Company (the “Board”).

2.11  Brokers or Finders. Except as set forth in Schedule 2.11 hereof, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Securities contemplated by this Agreement.

2.12 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 3 of this Agreement, no registration under the Securities Act, or any state securities laws is required for the offer and sale of the Securities by the Company to the Investor under this Agreement. Neither the Company nor any person on its behalf has offered or sold the Securities by any form of general solicitation or general advertising or directed selling efforts.

2.13  Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company, the Guarantors, or any of their respective subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company, the Guarantors, or their respective subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company, the Guarantors, or their respective subsidiaries is a party or by which the Company, the Guarantors, or their respective subsidiaries is bound or to which any of the Company’s, the Guarantors’ or their respective subsidiaries’ assets are subject, in each case of the foregoing, except in such a manner that would not materially and adversely affect the Company’s or the Guarantors’ ability to consummate the transactions contemplated hereby or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.14  Anti-Corruption. From May 30, 2019 through August 26, 2020 (the “Spin-Off Date”), to the knowledge of the Company, and since the Spin-Off Date, neither the Company, the Guarantors nor any of their respective subsidiaries, nor any director or officer of the Company, the Guarantors, or any of their respective subsidiaries nor, to the knowledge of the Company, any employee, agent or affiliate acting on behalf of the Company, the Guarantors, or any of their respective subsidiaries has (i) received, made, offered, promised or authorized any unlawful payment, contribution, property, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); or (ii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom, the Prevention of Corruption Act 1960 of Singapore, the Corruption, Drug Trafficking and Other Serious Crime (Confiscation of Benefits) Act 1992 or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”). Except as set forth in Schedule 2.14 hereof, from May 30, 2019 through the Spin-Off Date, to the knowledge of the Company, and since the Spin-off Date, neither the Company, the Guarantors, any of their respective subsidiaries or affiliates, nor, to the knowledge of the Company, persons acting on their behalf have received any notice or communication from any person that alleges, or been involved in any internal investigation involving any allegations relating to, a potential violation of any Anti-Corruption Laws. From May 30, 2019 through the Spin-Off Date, to the knowledge of the Company, and since the Spin-off Date, the Company, the Guarantors, and their respective subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

2.15  International Trade Laws. Neither the Company, the Guarantors, nor any of their respective subsidiaries, nor any director or officer of the Company, the Guarantors, or any of their respective subsidiaries nor, to the knowledge of the Company, any employee, agent, or affiliate acting on behalf of the Company, the Guarantors, or any of their respective subsidiaries is (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury of the United Kingdom, or the United Nations Security Council (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of territory-wide Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, Kherson, Luhansk, and Zaporizhzhia regions of Ukraine) (a “Sanctioned Jurisdiction”) or (iii) majority owned or controlled by any person or persons described in the foregoing clauses (i) and (ii); neither the Company, the Guarantors, nor any of their respective subsidiaries is engaged in, or has, at any time from April 24, 2019 through the Spin-Off Date, to the knowledge of the Company, or since the Spin-off Date, engaged in, any dealings or transactions with or involving any individual or entity that was or is, as applicable, at the time of such dealing or transaction, the subject or target of comprehensive Sanctions or with any Sanctioned Jurisdiction, in violation of Sanctions; the Company, the Guarantors, and their respective subsidiaries are, and at all times from May 30, 2019 through the Spin-Off Date, to the knowledge of the Company, and since the Spin-Off Date, have been in compliance with (i) applicable U.S. export control laws (the International Traffic in Arms Regulations (22 CFR §§ 120-130, as amended), the Export Administration Regulations (15 CFR §§ 730-774, as amended) and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws); (ii) laws pertaining to imports and customs, including those administered by Customs and Border Protection in the U.S. Department of Homeland Security (and any successor thereof) and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws; (iii) the anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of the Treasury; and (iv) export, import and customs laws of other countries in which the Company or its subsidiaries has conducted and/or currently conducts business (together with Sanctions, “International Trade Laws”); except as set forth in Schedule 2.15 hereof, from May 30, 2019 through the Spin-Off Date, to the knowledge of the Company, and since the Spin-off Date, neither the Company, the Guarantors nor their respective subsidiaries has received notice of any action, suit, proceeding or investigation against it with respect to International Trade Laws from a U.S. or foreign governmental authority; the Company, the Guarantors, and their respective subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with International Trade Laws.

2.16  Intellectual Property. To the knowledge of the Company, there have been no material claims made or threatened against the Company or any of its subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property or challenging the Company’s or any of its subsidiaries’ ownership of Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries or right to use, commercialize or exploit any other Intellectual Property, in either case free and clear of liens, encumbrances, and restrictions, (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notices of, and there are no facts which indicate a likelihood of, any material direct, vicarious, indirect, contributory or other infringement, violation or misappropriation by the Company or any of its subsidiaries of any Intellectual Property (including any cease-and-desist letters or demands or offers to license any Intellectual Property from any other Person), (iii) to the knowledge of the Company, the conduct of the Company’s or any of its subsidiaries’ respective businesses as previously conducted has not materially infringed, misappropriated or violated, and as presently conducted or presently proposed to be conducted does not materially infringe, misappropriate or violate, any Intellectual Property of any other Person, whether directly, vicariously, indirectly, contributorily or otherwise, and (iv) to the knowledge of the Company, except as set forth in Schedule 2.16 hereof, no material Intellectual Property has been infringed, misappropriated or violated by any other Person. As used in this Agreement, “Intellectual Property” means, collectively, in the United States and all countries or jurisdictions foreign thereto, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all moral rights, copyrights and other rights in any work of authorship, compilation, derivative work or mask work and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) software, (f) all other proprietary and intellectual property rights, (g) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (h) the exclusive right to display, perform, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (i) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

2.17  Litigation. To the knowledge of the Company, except as set forth in Schedule 2.17 hereof, there is no material Action pending or threatened against the Company or any of its subsidiaries, or any property or asset of the Company or any of its subsidiaries, or any of the officers of the Company or any of its subsidiaries (in such Person’s capacity as an officer) in regards to their actions as such. To the knowledge of the Company, there is no material Action pending or threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement. To the knowledge of the Company, there is no outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or threatened investigation by, any governmental authority relating to the Company, any of its subsidiaries, any of their respective properties or assets, any of their respective officers or directors, or the transactions contemplated by this Agreement. As used in this Agreement, “Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any governmental authority, or any other arbitration, mediation or similar proceeding.

2.18  Environmental Laws. Except as described in the Public Filings, the Company, the Guarantors, and each of their respective subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as it relates to exposure to hazardous or toxic substances or wastes), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits, authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.        Representations and Warranties of the Investor. The Investor hereby represents and warrants that as of the date hereof and as of the date of the Closing:

3.1   Organization, Good Standing and Qualification. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

3.2    Authorization. The Investor has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3    Purchase Entirely for Own Account. The Investor hereby confirms that the Securities to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. The Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.4    Disclosure of Information. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, assets, financial condition and prospects of the Company.

3.5    Investment Experience. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and the Securities (and has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision) and is aware that there could be substantial risks incident to the purchase of the Securities.

3.6    Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, and the Securities and Futures Act 2001 of Singapore (“SFA”) for the time being, and qualifies as such under the category of an “accredited investor”. To the extent that the Investor qualifies under the category of “accredited investor”, the Investor represents, warrants and covenants that the Investor (i) desires and confirms its election to be treated as an “accredited investor” for the duration of its investment; (ii) has a high degree of financial knowledge, experience and sophistication; and (iii) understands and accepts that the Company is exempt from complying with regulatory safeguards as a result of the Investor’s status as an “accredited investor”. The Investor undertakes to inform the Company immediately if there is any change in such status, and to provide documentary evidence and assurance of such status, including financial statements and income statements, as the Company may from time to time request

3.7    Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.8   Restricted Securities. The Investor understands that the Securities and the ordinary shares that may be issued upon conversion of the Securities will be characterized as “restricted securities” under U.S. federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.9    Legends.

(a) The Investor understands that the New First Lien Notes may bear the following legend:

“THE OFFER AND SALE OF THIS NOTE AND THE ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY, ITS PARENT OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b) The Investor understands that the Warrant may bear the restrictive legend as further described in the Warrant.

The Investor further understands that the ordinary shares that may be issued upon conversion or exercise, as applicable, of the Securities bearing the applicable legend as described above will bear or be subject to a legend that imposes substantially the same restrictions on such ordinary shares as the legends described above.

4.        Covenants of the Company

4.1    Use of Proceeds. The Company will use the proceeds from the sale of the New First Lien Notes for general corporate purposes, as approved by the Strategy and Transformation Committee of the Board.

4.2   Exchange for Global Notes. The Company, upon request from the Investor to exchange the New First Lien Notes into global notes in accordance with the terms and procedures of the New First Lien Notes Indenture and, subject to the Investor’s compliance with Section 5.2 below, shall use commercially best efforts to assist the Investor and the Trustee to make any global notes representing the New First Lien Notes held by the Investor eligible for clearance and settlement with the Depository Trust Company (“DTC”) or its designated custodian.

4.3    Stock-Split. The Company will use commercially reasonable efforts to initiate the steps to effect a not less than 1-for-10 reverse stock split of its Shares within a reasonable time following the Closing.

4.4   Amendment to Option Agreement. The Company agrees to enter into an amendment to the Option Agreement, dated August 26, 2020 (the “Option Agreement”), between the Company and Investor at the Closing, the form of such amendment to be mutually agreed between the Company and the Investor.

4.5    Deed to Shareholders Agreement. On or prior to the Closing Date, the Company will (i) execute and deliver that certain Supplemental Deed to Shareholders Agreement (the “Deed to Shareholders Agreement”), among the Investor, the Company and TotalEnergies Solar INTL SAS and TotalEnergies Gaz Electricité Holdings France SAS, amending and restating the existing Shareholders Agreement among such parties and (ii) if obtaining consent to the Deed to Shareholders Agreement from TotalEnergies Solar INTL SAS and TotalEnergies Gaz Electricité Holdings France SAS is required for the Deed to Shareholders Agreement to take effect, seek such consent.

4.6    Good Standing; Ordinary Course Operations. The Company will, and will cause each of its subsidiaries to:

(a) maintain its good standing and legal existence under the laws of the jurisdiction in which it is incorporated, organized, or formed and each other jurisdiction in which the operation of its business or its ownership of property requires such good standing and legal existence, except for any failure to maintain good standing and legal existence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) conduct its business and operations only in the ordinary course in a manner that is in compliance with legal requirements, except for any failure to comply with legal requirements which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(c) use commercially reasonable efforts to maintain its physical assets, equipment, properties, and facilities material to the conduct of its businesses in good working condition, ordinary wear and tear excepted;

(d) maintain its books and records in the ordinary course, consistent with past practice;

(e) maintain all material insurance policies, or suitable replacements therefor, in each case to the extent customary and necessary for a company in the industry and jurisdictions in which the Company operates, in full force and effect;

(f) use commercially reasonable efforts to maintain all of their respective governmental permits in full force and effect and take all actions to avoid or eliminate any event that results, or would reasonably be expected to result, in the lapse, expiration, termination, revocation, suspension, or modification of any such permit or the imposition of any fine, penalty, or other sanction in connection therewith, except where the failure to maintain any permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g) use commercially reasonable efforts to comply with, perform all of its obligations under, and maintain in full force and effect each of its material contracts or agreements to the extent necessary to conduct the business that it conducts as of the date hereof; and

(h) use commercially reasonable efforts to preserve intact its relationships with material third parties (including creditors, lessors, licensors, suppliers, distributors, and customers) and employees in the ordinary course.

4.7    Diligence requests. The Company will act in good faith with respect to, and provide reasonably prompt responses to, all reasonable diligence requests provided by the Investor or its advisors.

4.8    Negative Covenants. Without the prior written consent of (i) the Chief Transformation Officer of the Company or his designee, solely with respect to Section 4.8(j) or (ii) the Investor, with respect to Section 4.8(a) through (i) and Section 4.8(k), the Company will not, and will not permit any of its subsidiaries to:

(a) enter into any contract or commitment with respect to any material financing, except for financing arrangements with the Investor and any financing arrangements described on Schedule 4.8(a) to this Agreement;

(b) grant, or agree to grant (including pursuant to a key employee retention or incentive plan or other similar agreement or arrangement), any additional or any increase in the wages, salary, bonus, commissions, retirement benefits, pension, severance, or other compensation or benefits (including in the form of any vested or unvested Interests of any kind or nature) of any director or officer of the Company or any subsidiary with a title of vice president or more senior, in each case, other than as required by applicable law or in the ordinary course of business and consistent with past practices;

(c) enter into, adopt, or establish any new compensation or benefit plans or arrangements (including new severance policies, employment agreements (excluding standard offer letters provided to new hires in the ordinary course of business), and retention, success, or other bonus plans), or amend any existing compensation or benefit plans or arrangements (including any employment agreements, any current severance policy of the Company or any subsidiary, and any retention, success, or other bonus plans), in each case, except (A) as required by law, (B) as required by the express terms of such compensation or benefit plans or arrangements, (C) in the ordinary course of business and consistent with past practices, or (D) as results in substantially similar economic results to the Company;

(d) execute, deliver, enter into, amend or terminate any material agreement with an affiliate (other than the Investor, or any affiliate of the Investor (which, for the purpose of this section 4.8(d) shall exclude the Company and any of its subsidiaries) and the agreements set forth on Schedule 4.8(d));

(e) take or permit any action that would result in a (x) change of ownership of the Company or any subsidiary under section 382 of the United States Internal Revenue Code of 1986, as amended (the “Tax Code”) , (y) disaffiliation of any material subsidiary from the Group’s consolidated income tax group under section 1502 of the Tax Code, or (z) realization of any material taxable income outside the ordinary course of the Company’s business;

(f) sell, convey, dispose, or otherwise transfer any equity interests in a material subsidiary or any material business unit or division, or any collection of assets constituting all or substantially all of any business unit or division;

(g) settle, or agree to settle, any material legal proceedings, other than settlements solely for monetary damages made in the ordinary course of business of the Company and consistent with past practices;

(h) except as expressly contemplated by this Agreement or the Shareholders Agreement, as amended or supplemented from time to time and after given effect to any waiver granted by any party thereunder, effect any material amendments or other changes in any of the organizational documents of the Company or any of its material subsidiaries;

(i) except as expressly contemplated by this Agreement or any agreement or plan referred to on Schedule 4.8(i) to this Agreement, (A) authorize, create, issue, sell, or grant any additional equity interests or (B) reclassify, recapitalize, redeem, purchase, acquire, declare any distribution on, or make any distribution on any equity interests;

(j) commit to make any capital expenditure, or execute and deliver any individual purchase order for capital expenditures with purchase order value or contract price, in any such case, in excess of $500,000; or

(k) announce publicly or communicate in writing, or announce or communicate in writing to the Investor, that it intends not to issue the New First Lien Notes as provided in this Agreement.

5.        Covenants of the Investor

5.1    Exchange for Global Notes. The Investor agrees to not request the Company to exchange the New First Lien Notes into global notes on or prior the date that is 90 days after the date of the Closing, and to cooperate in good faith with the Company and/or any agent appointed by the Company in making any global notes representing the New First Lien Notes held by the Investor eligible for clearance and settlement with DTC or its designated custodian, including but not limited to promptly providing such information and/or documents to the Company and/or any agent appointed by the Company as may be required for the purposes of making such global note eligible for clearance and settlement with DTC or its designated custodian. The Investor hereby consents to the disclosure of any term sheet or definitive agreements relating to the issuance and sale of the New First Lien Notes to CUSIP Global Services and DTC for such purposes.

5.2   Extension of Trade Terms. The Investor agrees to extend, and to cause Huansheng Photovoltaic (Jiangsu) Co., Ltd. to extend, the amounts owed by the Company and/or its subsidiaries to them under their respective existing credit support and trade agreements with the Company and/or such subsidiaries for a period of 115 calendar days after the respective dates of invoice until the date on which the Forward Purchase Share Sale is consummated in accordance with the terms and subject to the conditions of the FPA, and thereafter, the terms of such agreements shall revert to their pre-existing contractual terms as stated on the mutually agreed trade documentation between the Investor, Huansheng Photovoltaic (Jiangsu) Co., Ltd. and the Company prior to the execution of this Agreement.

5.3    Amendment to Option Agreement. The Investor agrees to enter into an amendment to the Option Agreement, the form of such amendment to be mutually agreed between the Company and the Investor.

5.4    Deed to Shareholder Agreement. On or prior to the Closing Date, the Investor will execute and deliver the Deed to Shareholder Agreement

6.       Conditions to Closing. The obligations of the Investor and the Company, as applicable, under Section 1 of this Agreement with respect to the purchase and sale of the New First Lien Notes at the Closing are subject to the fulfillment (or waiver by the Investor or the Company, as applicable) on or before the date of Closing of each of the applicable conditions set forth in Exhibit C hereto.

7.      Termination. This Agreement shall terminate upon the earliest to occur, if any, of: (a) with respect to the rights and obligations of the Company and the Investor, as applicable to each other, at any time upon the written consent of the Company and the Investor, or (b) August 30, 2024, if the Closing has not occurred on or prior to such date, unless the Company and the Investor have agreed in writing otherwise.

8.      Right of First Refusal. The Company and the Investor agree that to the extent (x) the Company proposes to incur all or part of the Permitted Pari Passu Secured Indebtedness (as defined in the New First Lien Notes Indenture) permitted under the New First Lien Notes Indenture and (y) the Investor is not a party in such proposed transaction(s), for as long as the Investor remains the holder of 100% of the aggregate principal amount of the New First Lien Notes:

(a) the Company will provide a written notice (the “MFN Notice”) to the Investor, in its capacity as the holder of beneficial interest in 100% of the aggregate principal amount of the New First Lien Notes, specifying the principal amount of the Permitted Pari Passu Secured Indebtedness proposed to be incurred (the “MFN PPPSI”), the proposed selling price of such MFN PPPSI and other terms on which the Company is preparing to incur such MFN PPPSI, including but not limited to the stated interest, stated maturity, conversion rate (if applicable) of such MFN PPPSI (the “MFN Offer”). Within 10 business days after receipt of the MFN Notice, the Investor may, by written notice, acquire all, but not less than all, of the MFN PPPSI at the price and under the terms specified in the MFN Offer.

(b) If the Investor fails or refuses to notify the Company of its desire to acquire all of the MFN PPPSI proposed to be incurred within the 10-business-day period following receipt of the MFN Notice, then the Investor will be deemed to have waived its right to acquire the MFN PPPSI on the terms described in the MFN Offer, and the Company may incur, issue, offer or sell the MFN PPPSI in a manner that is consistent with (and not less favorable to the Company than) the MFN Offer in material respects to any other person or entity.

9.        Miscellaneous.

9.1    Survival of Warranties. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any Investor or the Company.

9.2    Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other party; provided, however, the rights, duties and obligations of the Investor hereunder may be assigned to the affiliates of the Investor; provided that the Investor shall notify the Company of such assignment at least three business days prior to the Closing, and such affiliates of the Investor agree in writing with the Company to be bound by the terms and conditions of this Agreement. Any attempt by a party without such consent to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

9.3    Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to principles of conflicts of law.

9.4    Submission to Jurisdiction.

(a) Each of the Company, the Guarantors and the Investor irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Company, the Guarantors and the Investor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that any of the Company, the Guarantors and the Investor has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company, the Guarantors and the Investor irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) Each of the Company and the Guarantors hereby agrees to irrevocably designate and appoint Corporation Service Company, as its agent for service of process (together with any successor appointment below, the “Company Process Agent”) on or before the date of this Agreement in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such then current Company Process Agent and such service shall be deemed in every respect effective service of process upon the Company and the Guarantors in any such suit or proceeding. Each of the Company and the Guarantors waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantors represents and warrants that such agent has agreed to act as the Company’s and the Guarantors’ agent for service of process, as the case may be, and each of the Company and the Guarantors agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) The Investor hereby agrees to irrevocably designate and appoint Corporation Service Company, as its agent for service of process (together with any successor appointment below, the “Investor Process Agent”) on or before the date of this Agreement in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such then current Investor Process Agent and such service shall be deemed in every respect effective service of process upon the Investor in any such suit or proceeding. The Investor waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Investor represents and warrants that such agent has agreed to act as the Investor’s agent for service of process, as the case may be, and the Investor agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

9.5   Acknowledgement of DBTCA’s and DBHK’s Roles. Each party to this agreement agrees and acknowledges that each of Deutsche Bank Trust Company Americas (“DBTCA”), in each of its capacities, including but not limited to Trustee, registrar, paying agent, conversion agent and settlement agent with respect to the First Lien Notes , and DB Trustees (Hong Kong) Limited (“DBHK”), as Collateral Trustee, as such roles are defined in the New First Lien Notes Indenture and the related settlement agent agreement relating to the settlement of certain of the Notes with the Depositary, has not participated in the preparation of this Agreement and assumes no responsibility for its content. Neither DBTCA nor DBHK shall be responsible for and makes no representation or warranty, express or implied, as to the validity or adequacy of this Agreement or any other transaction document and assumes no responsibility for the accuracy or completeness of any information concerning the First Lien Notes, the Company, the Guarantors the Investor or any other party referenced herein, nor shall it be responsible for any statement of the Company and the Guarantors in any document in connection with the sale of the First Lien Notes or in the First Lien Notes other than the Trustee’s certificate of authentication. Neither DBTCA nor DBHK shall be accountable for the Company’s use of the proceeds from the New First Lien Notes and has no obligation with respect to the creditworthiness or credit quality of the Company, the Guarantors or the First Lien Notes. Neither DBTCA’s or DBHK’s participation in the settlement of the New First Lien Notes constitutes any statement as to the creditworthiness or credit quality of either the Company, the Guarantors or the First Lien Notes. Neither DBTCA or DBHK is providing investment advice whatsoever to the Investor with respect to the sale of the New First Lien Notes and is only acting with respect to the sale of the New First Lien Notes in their respective capacity as Trustee, registrar, paying agent, conversion agent and settlement agent with respect to the First Lien Notes or Collateral Trustee. Neither DBTCA or DBHK is making any representation to the Investor regarding the legality of an investment by the Investor under appropriate investment or similar laws. The Investor should consult with its own advisors as to legal, tax, business, financial and related aspects of a purchase of the New First Lien Notes.

9.6    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.7    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic mail or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Investor:

Zhonghuan Singapore Investment and Development Pte. Ltd.
c/o TCL Zhonghuan Renewable Energy Technology Co., Ltd.
No. 10 South Haitai Road, Huayuan Industrial Park,
Xiqing District, Tianjin, China
Attention: REN Wei (Head of Investment Dept.); XIA Leon (Head of Legal Dept.)
Email: renwei@tjsemi.com; leon.xia@tjsemi.com
Tel +86 22 23789766
Fax: +86 22 23788321

with copies (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Chris Guhin, Esq., Jeffrey Lowenthal, Esq.
Email: chrisguhin@paulhastings.com; jefflowenthal@paulhastings.com

(b) if to the Company or any of the Guarantors:

Maxeon Solar Technologies, Ltd.
8 Marina Boulevard #05-02
Marina Bay Financial Center, 018981
Singapore
Attention: Lindsey Wiedmann, Chief Legal Officer
Email: lindsey.wiedmann@maxeon.com

with copies (which shall not constitute notice) to:

White & Case
16th floor, York House, The Landmark
15 Queen’s Road Central
Hong Kong
Attention: Jessica Zhou; Kaya Proudian
Email: jessica.zhou@whitecase.com; kproudian@whitecase.com

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via an internationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

9.8    Expenses. The Company hereby agrees to pay, or reimburse the Investor for, the Investor’s reasonable and documented expenses incurred in connection with the preparation of, documentation of and the entry into and consummation of the transactions contemplated by this Agreement, including (and limited to) (i) the reasonable and documented fees and expenses of the Investor’s legal counsel (including no more than one legal counsel in each relevant jurisdiction), as set forth in any fee letters (each in the form and substance reasonably satisfactory to the Company) between the Company and any such legal counsel to the extent applicable, (ii) the reasonable and documented fees and expenses of one financial advisor to the Investor, as set forth in any engagement or fee letter (in the form and substance reasonably satisfactory to the Company) between the Company and such financial advisor, and (iii) reasonable fees and expenses (including filing fees) incurred in connection with any governmental filings, including the regulatory filings in connection with this Agreement.

9.9    Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

9.10  Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.11  Entire Agreement & Deed to Shareholders Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein. Notwithstanding the forgoing, nothing in this Agreement shall impair or restrict the Investor’s rights as a shareholder of the Company under the Shareholders Agreement (as amended by the Deed to Shareholders Agreement) or any other agreement with the Company.

9.12  Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agrees to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Authorized Signatory

SUNPOWER CORPORATION LIMITED, as a Guarantor

By:	/s/ Peter Aschenbrenner
Name:	Peter Aschenbrenner
Title:	Director

SUNPOWER ENERGY CORPORATION LIMITED, as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Director

SUNPOWER SYSTEMS INTERNATIONAL LIMITED, as a Guarantor

By:	/s/ Peter Aschenbrenner
Name:	Peter Aschenbrenner
Title:	Director

SUNPOWER MANUFACTURING CORPORATION LIMITED, as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Director

[Signature Page to Securities Purchase Agreement]

MAXEON ROOSTER HOLDCO, LTD., as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Director

MAXEON SOLAR PTE. LTD., as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Director

SUNPOWER BERMUDA HOLDINGS, as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Director

SUNPOWER TECHNOLOGY LTD., as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Authorized Signatory

SUNPOWER PHILIPPINES MANUFACTURING LTD., as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

ROOSTER BERMUDA DRE, LLC, as a Guarantor

By: Maxeon Rooster HoldCo, Ltd., its sole member

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Authorized Signatory

SUNPOWER SYSTEMS SÀRL, as a Guarantor

By:	/s/ Kai Strohbecke
Name:	Kai Strohbecke
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

INVESTOR

ZHONGHUAN SINGAPORE INVESTMENT AND DEVELOPMENT PTE. LTD.

By:	/s/ Qin Shilong
Name:	Qin Shilong
Title:	Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Warrant

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY, ITS PARENT OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT HAS NOT BEEN AND WILL NOT BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS WARRANT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THIS WARRANT MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THIS WARRANT BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT 2001 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA, IN EACH CASE SUBJECT TO COMPLIANCE WITH THE CONDITIONS SET FORTH IN THE SFA, INCLUDING APPLICABLE RESALE OR TRANSFER RESTRICTIONS UNDER THE SFA.

Date of Issuance: [●], 2024	Warrant Number [●]

WARRANT TO PURCHASE ORDINARY SHARES
OF
MAXEON SOLAR TECHNOLOGIES, LTD.

THIS CERTIFIES that Zhonghuan Singapore Investment and Development Pte. Ltd. (and together with its Affiliates, “TZE”) or any transferee, assignee or other subsequent holder hereof (“Holder”) has the right to purchase from Maxeon Solar Technologies, Ltd., a company incorporated in Singapore with company registration number 201934268H (the “Company”), from time to time, that certain number of Ordinary Shares in an amount determined pursuant to the terms hereof, subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined in Section 3 below), at any time during the Term (as defined below).

The Holder agrees with the Company that this Warrant to Purchase Ordinary Shares of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1.    Date of Issuance and Term.

This Warrant shall be deemed to be issued on the date set forth above (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at the Termination Time (the “Term”). This Warrant was issued in conjunction with that certain Securities Purchase Agreement, between the Company and Zhonghuan Singapore Investment and Development Pte. Ltd. (in such capacity, the “Investor”) (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “SPA”), and the Amended and Restated Registration Rights Agreement (as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “A&R Registration Rights Agreement”) by and between the Company and the Holder, each dated as of [●], 2024.

For purposes hereof:

“2025 Notes” means the Company’s 6.50% Green Convertible Senior Notes due 2025.

“A&R Option Agreement” means that certain amended and restated option agreement, dated [●], 2024, by and between the Company and TZE.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144.

“Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks in the City of New York or Singapore are authorized or required by law to remain closed.

“Commission” means the U.S. Securities and Exchange Commission.

“Exercisability Event” means, the occurrence of any of the following,

(A) one or more holders of Second Lien Notes have effected a conversion (other than the Optional Exchange set out in clause (B) hereto) of all or a portion of the Second Lien Notes into Ordinary Shares in accordance with the terms of the Second Lien Notes Indenture (a “Conversion Event,” and the Ordinary Shares issued in such Conversion Event, the “Conversion Shares”); or

(B) the Company has exercised its option with respect to the Optional Exchange (as defined in the Second Lien Notes Indenture) of the Tranche A Second Lien Notes, by delivering a written notice to the holders of the Tranche A Second Lien Notes in accordance with the terms of the Second Lien Notes Indenture (the “Optional Exchange Event,” and the Ordinary Shares issuable in the Optional Exchange Event, the “Optional Exchange Shares”);

Upon the occurrence of any Exercisability Event, the Company shall deliver written notice to the Holder (such notice, the “Exercisability Notice”), setting forth (1) the occurrence of the Exercisability Event, (2) the number of the Conversion Shares or the Optional Exchange Shares, as the case may be, issued or to be issued upon such Exercisability Event and (3) the applicable Relevant Ordinary Shares that may be purchased by the Holder as a result of such Exercisability Event, as soon as practicable (and in any event within three (3) Business Days) after the occurrence of a Conversion Event or the Optional Exchange Event, as the case may be.

For the avoidance of doubt, the Exercisability Notice, absent manifest error, shall be final and binding on the Company and the Holder.

“Forward Purchase Agreement” means a forward purchase agreement [to be entered into] between the Company and Zhonghuan Singapore Investment and Development Pte. Ltd. (in such capacity, the “Forward Purchaser”), pursuant to which the Company agrees to sell and the Forward Purchaser agrees to purchase certain Ordinary Shares (the “FPA Shares”) for an aggregate purchase price of $100,000,000 (as such amount may be reduced to avoid the issuance of fractional shares), subject to the terms and conditions therein (the “Forward Purchase Investment”). The closing of the issuance, sale and purchase of the FPA Shares pursuant to the terms and conditions of the Forward Purchase Agreement is hereinafter referred to as “Forward Purchase Closing.”

“Fundamental Transaction” means the consummation of:

(A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s wholly owned subsidiaries; or

(B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) (other than changes solely resulting from a subdivision or combination of the Ordinary Shares or solely a change in the par value or nominal value of the Ordinary Shares) all of the Ordinary Shares are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property.

“HSR Approval” means the expiration or termination of all waiting periods (and all extensions thereof) in connection with the exercise of this Warrant under the HSR Act.

“Ordinary Shares” means ordinary shares of the Company, of no par value.

“Person“ means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Relevant Ordinary Shares” means, at any time, the number of Ordinary Shares issuable under this Warrant upon the occurrence of any Exercisability Event that will result in TZE owning 23.53 % of the Company’s total equity interests, calculated as follows:

Where:

A = the number of outstanding Ordinary Shares of the Company held by TZE as of the Date of Issuance;

B = the number of Ordinary Shares that have been issued to the Holder under this Warrant and pursuant to the A&R Option Agreement prior to the time of determination;

C = the number of Ordinary Shares issuable to the Holder in connection with the occurrence of such Exercisability Event under the Warrant in order that the Holder would hold 23.53% of the Company’s outstanding Ordinary Shares immediately after the issuance of Ordinary Shares as a result of such Exercisability Event;

D = the aggregate number of the Conversion Shares and Optional Exchange Shares that have been issued to holders of Second Lien Notes in connection with previous Exercisability Events (which, for the avoidance of doubt, shall not include any Ordinary Shares that have been issued and/or will be issued in connection with such Exercisability Event);

E = the aggregate number of Conversion Shares or Optional Exchanges Shares that have been issued and/or will be issued to holders of Second Lien Notes in connection with such Exercisability Event;

F = the aggregate number of Ordinary Shares that have been issued to the holders of 2025 Notes prior to the time of determination in connection with the conversion of 2025 Notes; and

G = the number of outstanding Ordinary Shares of the Company as of the Date of Issuance.

“Rule 144” means Rule 144 under the Securities Act.

“Sanctioned Person” means an individual or entity (“person”) (a) is the subject of any sanctions administered or enforced by the United States Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”) or (b) is located, organized or resident in a country or territory that is (x) the subject of comprehensive Sanctions (as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) or (y) Afghanistan, Belarus, Russia or the Kherson or Zaporizhzhia regions of Ukraine, or (c) any person owned or controlled by any such person or persons described in clauses (a) and (b).

“Second Lien Notes” means the Convertible Second Lien Senior Secured Notes due 2028 of the Company issued pursuant to the Second Lien Notes Indenture. The Second Lien Notes shall include both the Tranche A 4.0% Cash/5.5% PIK Convertible Second Lien Senior Secured Notes due 2028 (the “Tranche A Second Lien Notes”) and the Tranche B Adjustable Rate Convertible Second Lien Senior Secured Notes due 2028 (the “Tranche B Second Lien Notes”).

“Second Lien Notes Indenture” means the indenture dated as of the date hereof entered into among the Company, the Guarantors named therein, Deutsche Bank Trust Company Americas, as trustee, DB Trustees (Hong Kong) Limited, as the collateral trustee, and Rizal Commercial Banking Corporation—Trust and Investment Group, as Philippine Supplemental Collateral Trustee in relation to the Second Lien Notes, as may be amended and supplemented from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“SFA” means the Securities and Futures Act 2001 of Singapore, as amended.

“Termination Time” means the later of (A) the Forward Purchase Closing and (B) five (5) Business Days following the delivery to the Holder of the Exercisability Notice with respect to the occurrence of the Optional Exchange Event.

“Trading Day” means any day on which the Ordinary Shares are traded for any period on NASDAQ, or on the principal United States securities exchange or market on which the Ordinary Shares are then being traded; provided, however, that during any period in which the Ordinary Shares are not listed or quoted on NASDAQ, or any other United States securities exchange or market, the term “Trading Day” shall mean any Business Day.

2.   Exercise.

(a)  Manner of Exercise. During the Term, upon the occurrence of any Exercisability Event, this Warrant may be Exercised as to all or any lesser number of whole Ordinary Shares not exceeding the number of the Relevant Ordinary Shares (for purposes of clarification, including any Relevant Ordinary Shares for which this Warrant was eligible to be, but was not, Exercised upon the occurrence of any previous Exercisability Event) (the “Exercise Shares”) at the Holder’s election by the Holder delivering to the Company (by electronic mail in accordance with Section 14 below) the Exercise Form attached hereto as Exhibit A (the “Exercise Form”) duly completed and executed, and the applicable Exercise Price (as defined below), which may be satisfied, at the option of the Holder, by a Cash Exercise or a Cashless Exercise (as each is defined below), for each Ordinary Share as to which this Warrant is exercised (any such exercise of the Warrant being hereinafter called an “Exercise” of this Warrant). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder, nor shall any ink-original signature or medallion guarantee (or other type of guarantee or notarization) with respect to any Exercise Form be required.

(b)  Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the later of the date that (i) the Exercise Form attached hereto as Exhibit A, completed and executed, is delivered to the Company in accordance with Section 2(a), and (ii) the payment of the Exercise Price for the number of Exercise Shares as to which this Warrant is being exercised (which may take the form of a Cashless Exercise if so indicated in the Exercise Notice pursuant to Section 3 below). Upon delivery of the last of the items required in the definition of “Date of Exercise,” the Holder shall be deemed for all corporate purposes to have become the holder of record of the Exercise Shares with respect to which this Warrant has been Exercised, irrespective of the date such Exercise Shares are credited to the Holder’s or its designee’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Exercise Shares, as the case may be. The Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Exercise Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days following the date the final Exercise Form is delivered to the Company. Execution and delivery of an Exercise Form with respect to a partial Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Exercise Shares. The Holder and the Company shall maintain records showing the number of Exercise Shares purchased and the remaining number of Exercise Shares. The Holder and any assignee of the Holder, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Exercise Shares hereunder, the number of Exercise Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(c)  Delivery of Ordinary Shares Upon Exercise. Within (i) three (3) Trading Days, if the Holder elects to have the relevant Exercise Shares credited to its or its designee’s DTC account, or (ii) ten (10) Trading Days, if the Holder elects to receive certificates evidencing such Exercise Shares, as the case may be, after any Date of Exercise (the “Delivery Period”), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”) to issue and deliver) in accordance with the terms hereof to, or upon the order of, the Holder the Exercise Shares. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action to assure that the Transfer Agent shall transmit to the Holder in accordance with this Section 2(c) the number of Ordinary Shares issuable upon such Exercise.

(d)  Delivery Failure. Subject to Section 3(b), in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the applicable Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise by delivery of a notice to such effect to the Company, whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice of revocation.

(e)   Legends.

(i)   Restrictive Legend. The Holder understands that, until such time as this Warrant and the Exercise Shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Exercise Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order consistent therewith may be placed against transfer of such shares):

“THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY, ITS PARENT OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT,

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (C), (D) OR (E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”

“THIS WARRANT HAS NOT BEEN AND WILL NOT BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS WARRANT AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THIS WARRANT MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THIS WARRANT BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT 2001 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A), AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA, IN EACH CASE SUBJECT TO COMPLIANCE WITH THE CONDITIONS SET FORTH IN THE SFA, INCLUDING APPLICABLE RESALE OR TRANSFER RESTRICTIONS UNDER THE SFA.”

(ii)  Removal of Restrictive Legends. Before the registration of any sale or transfer of this Warrant or any Exercise Shares in accordance with an effective registration statement relating to the resale of the Warrant and/or any Exercise Shares, the Company reserves the right to require the delivery of such certificates or other documentation or evidence as it may reasonably require in order to determine that the proposed sale or transfer is being made in compliance with the Securities Act and applicable state securities laws.

(iii) Representations. The Holder acknowledges and agrees that (i) the consideration for the Warrant is no less than S$200,000 (or its equivalent in a foreign currency) which shall be paid for in cash or by exchange of securities, securities-based derivatives contracts or other assets, (ii) it is not purchasing the Warrant with a view to all or any of such Warrant being subsequently offered for sale to another person, and (iii) this document has not been and no document or material will be lodged or registered as a prospectus with the Monetary Authority of Singapore.

(f)  Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant. If this Warrant is not Exercised in full, then as soon as practical after any Date of Exercise, the Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing the unexercised portion of this Warrant (in addition to the Ordinary Shares issuable upon such Exercise); provided, however, as set forth in Section 2(b), the Holder shall not be required to physically surrender this Warrant if the Warrant is not Exercised in full.

(g)  Holder of Record. Each person in whose name any Warrant for Ordinary Shares is issued shall, for all purposes, be deemed to be the holder of record of such shares on the Date of Exercise, irrespective of the date of delivery of the Ordinary Shares purchased upon the Exercise of this Warrant.

(h)  Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Exercise Shares or legend removal, upon written request of the Holder, the Company shall cause its Transfer Agent to electronically transmit Exercise Shares to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(i)  Certain Government Submissions. If the Holder determines that, in connection with any exercise of this Warrant, it and the Company are required to file premerger notification reports with the Federal Trade Commission (the “FTC”) and the United States Department of Justice (“DOJ”) and observe the Waiting Period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations promulgated thereunder (collectively, the “HSR Act”), or to seek approval under applicable law from any other U.S. or foreign governmental authority for the issuance of Ordinary Shares to the Holder upon such exercise, (a) the Company agrees to (i) cooperate with the Holder in the Holder’s preparing and making any such submission or application for approval and any responses to inquiries of the FTC and DOJ or such other governmental authority; and (ii) prepare and make any submission or application required to be filed by the Company under the HSR Act or such other applicable law and respond to inquiries of the FTC and DOJ or such other governmental authority in connection therewith, and (b) the Holder agrees to not exercise any portion of this Warrant as to which HSR Approval or such other governmental approval is required prior to the receipt of HSR Approval or such other required governmental approval. The Company shall bear, or reimburse the Holder for, any necessary filing fees and all of the Holder’s reasonable costs and expenses in connection with such submission, including any of its attorneys’ fees associated therewith.

(j)   Taxes. The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from the execution or delivery of, or the Company’s performance of this Agreement; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any Ordinary Shares in a name other than that of the initial Holder.

3.    Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise.

(a)  Exercise Price. The exercise price shall initially equal $0.01 per share, subject to adjustment pursuant to the terms hereof (as so adjusted, the “Exercise Price”), including but not limited to Section 5 below.

Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of the Holder:

(i)  Cash Exercise: The Holder may pay all or any portion of the Exercise Price in cash, bank or cashier’s check or wire transfer (a “Cash Exercise”); or

(ii) Cashless Exercise: In lieu of paying all or any portion of the Exercise Price in cash, the Holder, at its option, may exercise this Warrant (in whole or in part) on a cashless basis by making appropriate notation on the applicable Exercise Form in which event the Company shall issue to the Holder a number of Ordinary Shares computed using the following formula (a “Cashless Exercise”):

X = Y [(A-B)/A]

where:   X = the number of Ordinary Shares to be issued to the Holder.

Y = the number of Ordinary Shares for which this Warrant is being Exercised.

A = the Market Price of one Ordinary Share (for purposes of this Section 3(a)(ii)), where “Market Price,” as of any date, means the arithmetic average of the VWAP of the Company’s Ordinary Shares on each of the ten (10) consecutive Trading Days immediately preceding the Date of Exercise, or other date in question, as applicable.

B = the Exercise Price.

As used herein, the “VWAP” means, for any Trading Day, the per share volume-weighted average price of the Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page identified by “MAXN” (or such other ticker symbol for such Ordinary Shares) appended by the suffix “<EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume- weighted average price is unavailable, the market value of one Ordinary Share on such Trading Day, reasonably determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company. The VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

For purposes of Rule 144 and subsection (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Ordinary Shares issuable upon Exercise of this Warrant in a Cashless Exercise shall be deemed to have been acquired, and the holding period thereof shall be deemed to have commenced, at the time this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the event that the Holder is exercising this Warrant in full.

(b)  Dispute Resolution. In the case of a dispute as to the determination of the closing price or the VWAP of the Company’s Ordinary Shares, the Company shall submit the disputed determinations or arithmetic calculations via electronic mail within two Trading Days of receipt, or deemed receipt, of the Exercise Form, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two Trading Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Trading Days, submit via electronic mail the disputed determination of the closing price or the VWAP of the Company’s Ordinary Shares to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld. The Company shall use its reasonable best efforts to cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Trading Days from the time it receives the disputed determinations or calculations. Such investment bank’s determination shall be binding upon all parties absent demonstrable error, and the Company and Holder shall each pay one half of the fees and costs of such investment bank.

For the avoidance of doubt, in the event that a dispute referred to in this Section 3(b) occurs and is continuing, the Company may suspend its obligations to issue and deliver any Exercise Share within the relevant Delivery Period pursuant to Section 2(c). If so suspended, the Company shall resume performing such obligations to issue and deliver the relevant Exercise Shares within the relevant Delivery Period starting from the date that a binding resolution of such dispute is reached in accordance with Section 3(b) (such date, the “Resolution Date”), as if such date is the relevant Date of Exercise for the purpose of calculating the relevant Delivery Period. Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by the Holder, the Company shall issue to the Holder the Exercise Shares, if any, that are not in dispute in accordance with the terms hereof.

4.   Transfer and Registration.

(a)  Transfer Rights. Subject to the provisions of Section 8, this Warrant may be transferred on the books of the Company, in whole or in part, upon surrender of this Warrant properly completed and endorsed. Subject to the provisions of Section 8, this Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder shall be entitled to receive a new Warrant as to the portion hereof retained, if any.

(b) Registrable Securities. The Ordinary Shares issuable upon Exercise of this Warrant entitles the Holder (and applicable assignees or transferees of this Warrant and/or Ordinary Shares issuable upon Exercise of this Warrant) to registration and other rights in respect of the Ordinary Shares issuable upon Exercise of this Warrant pursuant to the A&R Registration Rights Agreement.

5.    Adjustments Upon Certain Events.

(a) Recapitalization or Reclassification. If, following the Date of Issuance, the Company shall at any time effect any subdivision of outstanding Ordinary Shares (by any share split, share dividend, recapitalization or otherwise), combination of outstanding Ordinary Shares (by consolidation, combination, reverse share split or otherwise), reclassification or other similar transaction of such character that Ordinary Shares shall be changed into or become exchangeable for a larger or smaller number of shares (a “Share Event”), then upon the effective date thereof, (i) the number of Ordinary Shares which the Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Ordinary Shares by reason of such Share Event, and (ii) in the case of an increase in the number of shares, the Exercise Price shall be proportionally decreased. The Company shall give the Holder the same notice it provides to holders of Ordinary Shares of any transaction described in this Section 5(a).

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, the Company effects a Fundamental Transaction, then following such Fundamental Transaction the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Ordinary Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The Company shall not effect any Fundamental Transaction in which the Company is not the surviving entity or the Alternate Consideration includes securities of another Person unless (i) the Alternate Consideration is solely cash and the Company provides for the simultaneous “cashless exercise” of this Warrant pursuant to Section 3(ii) above or (ii) prior to or simultaneously with the consummation thereof, any successor to the Company, surviving entity or other Person (including any purchaser of assets of the Company) shall assume the obligation to deliver to the Holder such Alternate Consideration as, in accordance with the foregoing provisions, the Holder may be entitled to receive, and the other obligations under this Warrant. The provisions of this Section 5(b) shall similarly apply to subsequent transactions analogous of a Fundamental Transaction type.

(c)  Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event resulting in an adjustment to the Exercise Price as stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of this Section 5. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price.

(d)  Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, the Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Ordinary Shares) then, wherever appropriate, all references herein to Ordinary Shares shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(e)  Notice of Adjustments. Whenever the Exercise Price and/or number or type of securities issuable upon Exercise is adjusted pursuant to the terms of this Warrant, the Company shall promptly deliver to the Holder a notice (an “Exercise Price Adjustment Notice”) setting forth the Exercise Price and/or number or type of securities issuable upon Exercise after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to the Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Exercise Price Adjustment Notice pursuant to this Section 5(e), upon the occurrence of any event that leads to an adjustment of the Exercise Price, the Holder shall be entitled to receive a number of Exercise Shares based upon the new Exercise Price, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether the Holder accurately refers to the then-current Exercise Price in the Exercise Form.

(f)  Choice of Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Holder shall be given the same choice as to the type of consideration it receives upon any Exercise of this Warrant in connection with such Fundamental Transaction.

6.   Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder may purchase only a whole number of Ordinary Shares. If, on Exercise of this Warrant, the Holder would be entitled to a fractional share of Ordinary Shares or a right to acquire a fractional share of Ordinary Shares, such fractional share shall be disregarded and the number of Ordinary Shares issuable upon Exercise shall be the next higher whole number of shares.

7.    Ordinary Shares issued at the exercise of the Warrant.

All Ordinary Shares (or other securities substituted therefor as provided herein above) to be issued upon the exercise of all or any portion of the Warrant, shall be duly and validly issued, fully paid and not subject to preemptive rights, rights of first refusal or similar rights of any Person. The Company covenants and agrees that all Ordinary Shares issuable upon Exercise of this Warrant shall be approved for listing on NASDAQ, or, if that is not the principal trading market for the Ordinary Shares, such principal market on which the Ordinary Shares are traded or listed. The Company shall use commercially reasonable efforts to take all such actions as may be necessary to assure that all Ordinary Shares issuable upon Exercise may be so issued without violating the Company’s governing documents, any requirement of law or any requirement of NASDAQ or any other national securities exchange upon which the Ordinary Shares may be listed.

8.   Restrictions on Transfer.

(a)  Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration or qualification under applicable state securities (or “blue sky”) laws and under Section 275(1A), of the SFA and in accordance with the conditions specified in Section 275 of the SFA. None of the Warrant or the Exercise Shares may be transferred, sold or assigned except (i) in compliance with the applicable resale and transfer restrictions specified in the SFA, including Section 276, (ii) to the Company, its parent or any subsidiary thereof, (iii) pursuant to an effective registration statement or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

(b)   Assignment. This Warrant may not be assigned by the Company without the written consent of the Holder, except to a successor in the event of a Fundamental Transaction. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part, provided that the Holder shall not sell, transfer, assign, pledge, or otherwise dispose of this Warrant, in whole or in part to a Sanctioned Person. The Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. Subject to the last two sentences of this paragraph, the Company shall effect the assignment within three Trading Days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by the Holder a Warrant or Warrants of like tenor and terms entitling the assignee(s) to purchase the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date on which the Holder delivers an Assignment form to the Company assigning this Warrant in full. Notwithstanding anything herein to the contrary, this Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Exercise Shares immediately upon effectiveness of such assignment without having a new Warrant issued.

9.    Non-circumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its constitutional documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the exercise of this Warrant.

10.  Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

11.  No Rights as a Shareholder.

Except as otherwise set forth in this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, or otherwise, prior to the issuance to the Holder of the Exercise Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

12.  Governing Law; Process Agents.

This Agreement and all matters concerning the construction, validity, enforcement and interpretation hereof or otherwise relating hereto shall be governed by and construed in accordance with the internal laws of the State of New York. Each party agrees that all legal proceedings concerning the interpretation, enforcement or defense of the transactions contemplated by this Agreement or otherwise arising hereunder or relating hereto (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, borough of Manhattan. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, THIS AGREEMENT AND ANY TRANSACTIONS CONTEMPLATED. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

The Company hereby agrees to irrevocably designate and appoint [Corporation Service Company ], as its agent for service of process (together with any successor appointment below, the “Company Process Agent”) on or before the date of this Warrant in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such then current Company Process Agent and such service shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

The Holder hereby agrees to irrevocably designate and appoint [Corporation Service Company], as its agent for service of process (together with any successor appointment below, the “Holder Process Agent”) on or before the date of this Agreement in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such then current Holder Process Agent and such service shall be deemed in every respect effective service of process upon the Holder in any such suit or proceeding. The Holder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Holder represents and warrants that such agent has agreed to act as the Holder’s agent for service of process, as the case may be, and the Holder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

13. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

14.  Notice or Demands.

Except as otherwise provided herein, notices or demands pursuant to this Warrant, including, without limitation, an Exercise Form, shall be given in writing, (i) if delivered (a) from within the domestic United States, by U.S. Postal Service priority registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or electronic mail or (b) from outside the United States, by International Federal Express or electronic mail, and (ii) will be deemed given (a) if delivered by U.S. Postal Service priority registered or certified mail domestic, three Business Days after so mailed, (b) if delivered by nationally recognized overnight carrier, one Business Day after so mailed, (c) if delivered by International Federal Express, two Business Days after so mailed, and (d) at the time of transmission, if delivered by electronic mail to the email address specified in this Section 14 prior to 5:00 p.m. (New York time) on a Trading Day, and will be delivered and addressed as follows:

If to the Company:

Maxeon Solar Technologies, Ltd.
8 Marina Boulevard #05-02
Marina Bay Financial Center, 018981
Singapore
Attention: Lindsey Wiedmann, Chief Legal Officer
Email: lindsey.wiedmann@maxeon.com

with copies (which shall not constitute notice) to:

White & Case
16th floor, York House, The Landmark
15 Queen’s Road Central
Hong Kong
Attention: Jessica Zhou; Kaya Proudian
Email: jessica.zhou@whitecase.com; kproudian@whitecase.com

If to the Holder:

Zhonghuan Singapore Investment and Development Pte. Ltd.
c/o TCL Zhonghuan Renewable Energy Technology Co., Ltd.
No. 10 South Haitai Road, Huayuan Industrial Park,
Xiqing District, Tianjin, China 300384
Attention: REN Wei (Head of Investment Dept.); XIA Leon (Head of Legal Dept.)
Email: renwei@tjsemi.com; leon.xia@tjsemi.com
Tel +86 22 23789766
Fax: +86 22 23788321

with copies (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Chris Guhin; Jeff Lowenthal
Email: chrisguhin@paulhastings.com; jefflowenthal@paulhastings.com or at such other address or other contact information delivered by the Holder to Company from time to time or as is on the books and records of the Company.

15.  Amendment; Waiver.

This Warrant and all other Warrants outstanding as of the date of any required consent, amendment or waiver may be amended and provisions hereof may be waived and any other required approvals or consents obtained, only by written consent of the Company and the Holder.

16.  Construction.

Unless the context otherwise requires, (a) all references to Articles, Sections, Schedules or Exhibits are to Articles, Sections, Schedules or Exhibits contained in or attached to this Warrant, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the use of the word “including” in this Warrant shall be by way of example rather than limitation.

17.  Signatures.

An electronic signature (including a “.pdf” or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) to this Warrant shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic (including “.pdf”) signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Warrant or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of an electronic signature to this Warrant or any amendment hereto or the fact that such signature was transmitted or communicated through the use of e-mail delivery as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the [●] day of [●], 2024.

MAXEON SOLAR TECHNOLOGIES, LTD.

By:
Print Name:
Title:

EXHIBIT A

EXERCISE FORM FOR WARRANT

TO: [ ]

CHECK THE APPLICABLE BOX:

Cash Exercise or Cashless Exercise

☐
The undersigned hereby irrevocably exercises Warrant Number ___________ (the “Warrant”) with respect to [___________] Ordinary Shares (the “Ordinary Shares”) of Maxeon Solar Technologies, Ltd., a company incorporated in Singapore with company registration number 201934268H (the “Company”).

[IF APPLICABLE: The undersigned is delivering $___________ as payment of the Exercise Price.]

☐
This undersigned is exercising the Warrant with respect to [___________] Ordinary Shares pursuant to a Cashless Exercise, and is deemed to have made payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of the Warrant applicable to such Cashless Exercise.

Delivery of Exercise Shares

The undersigned requests that the Ordinary Shares issued pursuant to the terms of Warrant and this Exercise Form to be:

☐ credited to the undersigned’s, or its designee’s, DTC account (account number: [___________]); or

☐ in case of the certificates evidencing such Ordinary Shares, delivered to the undersigned’s address at the address set forth below.

1.
If requested by the undersigned, a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2.	Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named (the “Transferee”) the right to purchase ___________ Ordinary Shares of Maxeon Solar Technologies, Ltd., a company incorporated in Singapore with company registration number 201934268H (the “Company”), evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ___________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises. The undersigned holder of the Warrant hereby represents and warrants to the Company that the Transferee is not a Sanctioned Person (as defined in the Warrant).

Dated:_______________

Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant.

EXHIBIT B

Wire Instructions

EXHIBIT C

Funding Conditions

(a)
The obligations of the Investor to acquire and the Company to issue the new First Lien Notes at the Closing under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which, to the extent permitted by applicable laws, may be waived by the Investor and the Company in their respective sole discretion):

(i)
All applicable consents, approvals, orders and authorizations of, and registrations, qualifications, designations, declarations and filings with, any governmental authority of competent jurisdiction in connection with the issuance of the New First Lien Notes or the consummation of the transactions contemplated by this Agreement shall have been obtained or completed (as the case may be) and shall be effective;

(ii)
Each of the Company and the shareholders named in the Shareholders Agreement shall have agreed to waive any and all provisions of the Shareholders Agreement that would prohibit or restrict the consummation of the transactions contemplated herein; and

(iii)
No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Investor of the New First Lien Notes.

(b)
The obligation of the Investor to acquire the New First Lien Notes at the Closing under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Investor in its sole discretion:

(i)
The representations and warranties of the Company and the Guarantors set forth in Section 2 of this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Closing, other than those representations set forth in Sections 2.1, 2.2, 2.4 and 2.5, which shall be true and correct in all respects as of the date hereof and as of the Closing;

(ii)
The Company and the Guarantors shall have performed, satisfied and complied in all material respects with (A) the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing; and (B) the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company and the Guarantors at or prior to the Closing Date pursuant to any other material agreement then in effect between the Company or a Guarantor and the Investor or any affiliate of the Investor;

(iii)
The Company and the Guarantors shall have delivered to the Investor duly executed legal opinions from outside counsel reasonably requested by the Investor in form and substance satisfactory to the Investor;

(iv)	The Company shall have executed and delivered the Amended and Restated Registration Rights Agreement, which shall be in full force and effect;

(v)
The Shareholders Agreement shall have been amended pursuant to the Deed to Shareholders Agreement and such Deed to Shareholders Agreement shall be in form and substance acceptable to the Investor. The Company and the Shareholders named therein shall have executed and delivered the Deed to Shareholders Agreement, which shall be in full force and effect.

(vi)
The Company shall have exchanged at least 95% of its 6.50% Senior Unsecured Convertible Notes Due 2025 into Convertible Second Lien Senior Secured Notes due 2028 pursuant to certain exchange agreements entered into on or about May 30, 2024 between the Company and the holders of such notes;

(vii)
(A) The Strategy and Transformation Committee of the Board shall have been formed in accordance with the Deed to Shareholders Agreement, and the Charter of such Committee in form and substance acceptable to the Investor (the “STC Charter”) shall have been adopted by the Board, (B) the Chief Transformation Officer shall have been appointed in accordance with the STC Charter, and (C) the Company shall have complied with and fulfilled its obligations under the STC Charter.

(viii)	The Investor shall have obtained the required approvals from the relevant governmental authorities having jurisdiction over the payment of any purchase price by the Investor;

(ix)
The Investor shall have received duly executed and delivered security documents and other items set forth in the New First Lien Notes Indenture that are to be executed and delivered as of Closing, in form and substance reasonably satisfactory to the Investor; and

(x)
Since the date hereof, there shall not have occurred any Material Adverse Effect in respect of the Company that is continuing; provided, however, that for purposes of this clause (x), in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect on the business, results of operations, finances, properties, condition (financial or otherwise), assets, or liabilities of the Company arising from (1) economic changes generally affecting the industry in which the Company operates (provided in each case that such changes do not have a unique or materially disproportionate impact on the business of the Company compared to any other companies that operate in the industry or market in which the Company operates), (2) the execution, announcement or disclosure of this Agreement or the pendency or consummation of the transactions contemplated hereunder, (3) changes after the date of this Agreement in applicable laws to the Company (provided that such changes do not have a unique or materially disproportionate impact on the business of the Company compared to any other companies that operate in the industry or markets in which the Company operates), (4) changes in national or international political or social conditions generally affecting the industry in which the Company operates including any engagement in hostilities or the occurrence of any military or terrorist attack or civil unrest (provided that such changes do not have a unique or materially disproportionate impact on the business of the Company compared to any other companies that operate in the industry or markets in which the Company operates), or (5) acts of god, earthquakes, hurricanes, floods, pandemic, epidemic or other natural disasters (provided that such events do not have a unique or materially disproportionate impact on the business of the Company compared to any other companies that operate in the industry or markets in which the Company operates).

(c)
The obligation of the Company to sell the New First Lien Notes at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company in its sole discretion:

(xi)
The representations and warranties of the Investor set forth in Section 3 of this Agreement shall have been true and correct in all material respects as of the date hereof and as of the Closing other than those representations set forth in Sections 3.1 and 3.2, which shall be true and correct in all respects as of the date hereof and as of the Closing; and

(i)
The Investor shall have performed, satisfied and complied with in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing.